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                                                                    EXHIBIT 10.6

                              LADD FURNITURE, INC.

                        1999 LONG-TERM INCENTIVE PROGRAM

                            SHAREHOLDER VALUE PROGRAM

                                 PLAN HIGHLIGHTS


1. The Long-Term Incentive Program consists of an annual award of the following two elements:

         -        Stock Option Grants at market price.

         - Performance Bonus payable in cash and stock at the end of a 3-year planning period (1999-2001).

2. Award levels are based on the participant's base salary in effect when the award is granted as follows:

         a)       LADD President (CEO)

                          Stock Options                       15,000
                          Target Performance Bonus            40% of Base Salary

         b)       LADD Executive Vice Presidents

                          Stock Options                       9,000
                          Target Performance Bonus            30% of Base Salary

         c)       Operating Presidents

                          Stock Options                       6,000
                          Target Performance Bonus            20% of Base Salary

         d)       Other Designated Participants

                          Stock Options                       4,000
                          Target Performance Bonus            10% of Base Salary

3. Valuation of Performance Bonus at the end of the 3-year planning period will be based on the following performance criteria achieved by LADD Furniture, Inc.


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         Performance will be measured by total stockholder return (TSR) of LADD
         Furniture, Inc. common stock from 1/1/99 to 12/31/01 versus a peer group defined by SIC Code 251 Household Furniture Index as utilized by Media General Financial Services Inc. and incorporated in LADD's annual Proxy to Shareholders.

4. The Performance Bonus will be valued at the end of the performance period (12/31/2001) using a graduated scale as follows:

                TSR Level I         TSR Level II          Bonus as a % of Target
                -----------         ------------          ----------------------
                Below Peers         Below Peers                       0%
                At Peers            At Peers                         50%
                110% of Peers       Peers + 1% Point                100%
                120% of Peers       Peers + 2% Point                150%
                130% of Peers       Peers + 3% Point                200%
                140% of Peers       Peers + 4% Point                250%
                150% of Peers       Peers + 5% Point                300%

         Payments for Performance Bonus earned will be made no later than March 15, 2002 after the fiscal year end. Payments will be made 50% in cash and 50% in shares of LADD common stock. LADD shares will be restricted from sale for one year.

         Payout will be determined and paid on the lower of TSR Level I or TSR Level II - ie, Peer Group total return is 5% and LADD is 6%, LADD return is 120% of Peers (TSR Level I) but only 1 point (TSR Level II). Payout would be based on TSR Level II or 100% of Target.

5. Stock Options will be granted at market price on the day of the grant, and, as long as the participant remains an employee of LADD, will be vested as follows:

               After 1 Year                  25%
               After 2 Years                 50%
               After 3 Years                 75%
               After 4 Years                100%

6. The participant must be an employee at the end of the planning period to receive any payment for the Performance Bonus. If the participant changes positions during the planning period into a position which would not qualify as a designated LTIP position, a pro-rata share of the earned Performance Bonus will be granted for the period the individual participated in the qualifying job grade.



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7.       Participants who enter the plan other than at the beginning of the planning period will receive stock options and performance bonus as recommended by management and approved by the Compensation Committee and the Board of Directors.

8. When a plan participant retires (minimum age 55), dies or becomes disabled during a three-year plan period, the Compensation Committee and the Board of Directors will determine the amount and terms of payment of performance bonus earned.



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